Exhibit 99.1

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish / Amy Feng
212-355-4449

Farmer Bros. Co. Reports Third Quarter Fiscal 2018 Financial Results

Northlake, Texas-(GLOBE NEWSWIRE)- May 8, 2018-Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for its third fiscal quarter ended March 31, 2018.

Third Quarter Fiscal 2018 Highlights:

•	Volume of green coffee processed and sold increased by 3.3 million pounds, reaching 27.7 million pounds, a 13.7% increase over the prior year period;

•	Gross profit increased $5.0 million to $58.8 million and gross margin decreased 170 basis points to 37.2% over the prior year period;

•	Net loss was $(3.9) million compared to net income of $1.6 million in the prior year period;

•	Adjusted EBITDA was $10.5 million compared to $12.2 million in the prior year period.*

•	SQF certification of new Northlake, Texas facility was completed during the quarter, with annual run-rate production levels of six million pounds expected by end of the fiscal year;

•	Continued executing integration plan related to the acquisition of substantially all of the assets of Boyd Coffee Company ("Boyd"); and

•	Completed deployment of Smart Touch selling platform to all of our DSD routes in April 2018.

(*Adjusted EBITDA, a non-GAAP financial measure, is reconciled to its corresponding GAAP measure at the end of this press release.)

“We continue to make meaningful progress in executing our strategy and working to leverage our solid platform for growth,” said Mike Keown, President and CEO. “While we did not achieve year-to-date results at the level we had initially projected to reach our Adjusted EBITDA objective for the fiscal year, we expect that our recently achieved SQF certification and the continued ramp-up of our state of the art Northlake, Texas facility will position us well to secure more national accounts. Further, we are pleased with the continued integration of the Boyd’s business, which remains on-track. Looking ahead, we continue to be focused on leveraging the investments we have made in our roasting facilities, expanding our distribution network, adding new customers, and increasing business with existing customers. Our pipeline remains robust and we believe that Farmer Brothers has the right foundation and strategy in place for long-term growth.”

Third Quarter Fiscal 2018 Results:

Selected Financial Data

The selected financial data presented below under the captions “Income statement data,” “Operating data” and “Balance sheet and other data” summarizes certain performance measures for the three and nine months ended March 31, 2018 and 2017 (unaudited).

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
(In thousands, except per share data)
Income statement data:
Net sales	$157,927	$138,187	$457,006	$407,700
Gross margin	37.2%	38.9%	37.9%	39.3%
(Loss) income from operations	$(2,864)	$2,058	$(1,680)	$40,473
Net (loss) income	$(3,908)	$1,594	$(23,655)	$23,288
Net (loss) income per common share available to common stockholders-diluted	$(0.24)	$0.10	$(1.43)	$1.39

Operating data:
Coffee pounds	27,732	24,393	80,031	72,211
Non-GAAP net (loss) income	$(3,362)	$3,049	$(21,035)	$8,447
Non-GAAP net (loss) income per diluted common share	$(0.20)	$0.17	$(1.26)	$0.50
EBITDA	$4,688	$10,049	$21,855	$57,241
EBITDA Margin	3.0%	7.3%	4.8%	14.0%
Adjusted EBITDA	$10,547	$12,180	$32,779	$34,345
Adjusted EBITDA Margin	6.7%	8.8%	7.2%	8.4%

Balance sheet and other data:
Capital expenditures related to maintenance	$8,316	$6,421	$17,373	$19,780
Total capital expenditures	$11,217	$13,503	$27,466	$62,150
Depreciation and amortization expense	$7,397	$6,527	$22,727	$16,613

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Volume of green coffee processed and sold increased 13.7% for the quarter to 27.7 million pounds, with volume associated with the Boyd business acquired in October 2017 contributing approximately 15.4% of this total volume.

In the third quarter of fiscal 2018, green coffee pounds processed and sold through our DSD network were 9.6 million, or 34.8% of total green coffee pounds processed and sold, while Direct Ship customers represented 17.8 million, or 64.2%, of total green coffee pounds processed and sold. Distributor customers represented 0.3 million pounds, or 1.0%, of total green coffee pounds processed and sold.

Net sales were $157.9 million in the third quarter of fiscal 2018, an increase of 14.3%, or $19.7 million, over the prior year period. This increase compared to the prior year period was driven primarily by a $11.5 million increase in net sales of roast and ground coffee products, a

$4.4 million increase in net sales of other beverages, a $3.0 million increase in net sales of culinary products, and a $0.4 million increase in net sales of frozen liquid coffee. The addition of the Boyd business contributed $22.8 million to net sales, offset by a $3.2 million decline in our base business primarily due to price decreases to our cost plus customers, a shortfall in sales from our DSD organization and softness in a few large direct ship accounts.

Gross profit in the third quarter of fiscal 2018 increased $5.0 million, or 9.3%, to $58.8 million from $53.8 million, and gross margin decreased 170 basis points to 37.2% from 38.9% in the prior year period. The increase in gross profit was primarily due to the addition of the Boyd business. The decrease in gross margin was primarily due to higher manufacturing costs associated with the production operations in the our new Northlake, Texas facility, the addition of the Boyd business which carries a lower gross margin rate compared to our base business and the absence of the beneficial effect of the liquidation of LIFO inventory quantities in the three months ended March 31, 2018, as compared to the $0.8 million benefit recorded in the three months ended March 31, 2017.

Operating expenses in the third quarter of fiscal 2018 increased $9.9 million, or 19.1%, to $61.7 million, or 39.1% of net sales, from $51.8 million, or 37.5% of net sales, in the prior year period. The increase in operating expenses during the period was primarily due to a $4.6 million increase in general and administrative expenses, a $4.4 million increase in selling expenses and $3.8 million in impairment losses on intangible assets. The increase in operating expenses was partially offset by a $2.5 million decrease in restructuring and other transition expenses associated with the corporate relocation plan and the DSD restructuring plan compared to the prior year period as well as an increase in net gains from sales of other assets of $0.5 million primarily from the sale of real estate. The increases in selling expenses and general and administrative expenses during the third quarter of fiscal 2018 were primarily driven by the addition of the Boyd business which added $6.8 million and $1.6 million, respectively, to operating expenses exclusive of their related depreciation and amortization expense, acquisition and integration costs of $1.6 million, and an increase of $1.1 million in depreciation and amortization expense, partially offset by a $1.3 million reduction in payroll and benefits excluding the Boyd business and the absence of $0.2 million in non-recurring 2016 proxy contest expenses incurred in the three months ended March 31, 2017.

During the quarter we completed our annual test of impairment of goodwill and intangible assets and determined that the book value of certain intangible assets acquired in connection with the China Mist acquisition was higher than the estimated fair value resulting in an impairment charge of $3.8 million to earnings in the three months ended March 31, 2018.
As a result of the foregoing factors, loss from operations in the third quarter of fiscal 2018 was $(2.9) million, as compared to income from operations of $2.1 million in the prior year period.

Total other expense in the third quarter of fiscal 2018 was $(0.7) million, as compared to total other income of $0.9 million in the prior year period, an increase of $1.6 million, primarily due to the liquidation of substantially all of our preferred stock portfolio in the fourth quarter of fiscal 2017 to fund expenditures associated with our new facility, higher mark-to-market losses on coffee-related derivative instruments and higher interest expense due to an increase in borrowings under our revolving credit facility, partially offset by the change in estimated fair value of the China Mist contingent earnout consideration. In the third quarter of fiscal 2018, net losses on coffee-related derivative instruments were $(0.4) million compared to net gains of $0.2 million in the prior year period.

Income tax expense was $0.3 million in the third quarter of fiscal 2018 as compared to income tax expense of $1.4 million in the prior year period. The decrease in income tax expense was primarily a result of the change in net (loss) income.

As a result of the foregoing factors, net loss was $(3.9) million, or $(0.24) per common share available to common stockholders, in the third quarter of fiscal 2018, as compared to net income of $1.6 million, or $0.10 per common share available to common stockholders-diluted, in the prior year period.

Non-GAAP Financial Measures:

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Beginning in the fourth quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin to exclude acquisition and integration costs. Acquisition and integration costs include legal expenses, consulting expenses and internal costs associated with acquisitions and integration of those acquisitions. Beginning in the fourth quarter of fiscal 2017 acquisition and integration costs were significant and, we believe, excluding them will help investors to better understand our operating results and more accurately compare them across periods. We have not adjusted the historical presentation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin because acquisition and integration costs in prior periods were not material to the Company’s results of operations.

Non-GAAP net loss in the third quarter of fiscal 2018 was $(3.4) million, as compared to Non-GAAP net income of $3.0 million in the third quarter of the prior fiscal year. Non-GAAP net loss per diluted common share was $(0.20) in the third quarter of fiscal 2018, as compared to Non-GAAP net income per diluted common share of $0.17 in the third quarter of the prior fiscal year.

Adjusted EBITDA was $10.5 million in the third quarter of fiscal 2018, as compared to $12.2 million in the prior year period, and Adjusted EBITDA Margin was 6.7% in the third quarter of fiscal 2018, as compared to 8.8% in the prior year period.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of over $540 million in fiscal 2017 and has approximately 1,600 employees nationwide. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, Cain’s™, McGarvey®, China Mist® and Boyds®.

Investor Conference Call

Mike Keown, President and CEO, and David G. Robson, Treasurer and CFO, will host an audio-only investor conference call today, May 8, 2018, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s financial results for the third quarter ended March 31, 2018. The Company’s earnings press release will be available on the Company’s website at www.farmerbros.com under “Investor Relations.”

The call will be open to all interested investors through a live audio web broadcast via the Internet at https://edge.media-server.com/m6/p/w7wep6cz and at the Company’s website www.farmerbros.com under “Investor Relations.”  The call also will be available to investors and analysts by dialing Toll Free:  1-(844) 423-9890 or international: 1-(716) 247-5805. The passcode/ID is 8399604.

The audio-only webcast will be archived for at least 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward- looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the success of our corporate relocation plan, the timing and success of implementation of our direct-store-delivery restructuring plan, our success in consummating acquisitions and integrating acquired businesses, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC. The results of operations for the three and nine months ended March 31, 2018 are not necessarily indicative of the results that may be expected for any future period.

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net sales	$157,927	$138,187	$457,006	$407,700
Cost of goods sold	99,117	84,367	283,670	247,586
Gross profit	58,810	53,820	173,336	160,114
Selling expenses	44,736	40,377	132,979	117,912
General and administrative expenses	13,766	9,196	39,007	31,925
Restructuring and other transition expenses	52	2,547	311	9,542
Net gain from sale of Torrance facility	—	—	—	(37,449)
Net gains from sale of spice assets	(110)	(272)	(655)	(764)
Net gains from sales of other assets	(590)	(86)	(446)	(1,525)
Impairment losses on intangible assets	3,820	—	3,820	—
Operating expenses	61,674	51,762	175,016	119,641
(Loss) income from operations	(2,864)	2,058	(1,680)	40,473
Other (expense) income:
Dividend income	1	273	12	808
Interest income	—	147	2	435
Interest expense	(902)	(517)	(2,286)	(1,430)
Other, net	154	1,044	794	(1,088)
Total other (expense) income	(747)	947	(1,478)	(1,275)
(Loss) income before taxes	(3,611)	3,005	(3,158)	39,198
Income tax expense	297	1,411	20,497	15,910
Net (loss) income	$(3,908)	$1,594	$(23,655)	$23,288
Less: Cumulative preferred dividends, undeclared and unpaid	128	—	257	—
Net (loss) income available to common stockholders	$(4,036)	$1,594	$(23,912)	$23,288
Net (loss) income per common share available to common stockholders—basic	$(0.24)	$0.10	$(1.43)	$1.40
Net (loss) income per common share available to common stockholders—diluted	$(0.24)	$0.10	$(1.43)	$1.39
Weighted average common shares outstanding—basic	16,760,145	16,605,754	16,727,624	16,584,125
Weighted average common shares outstanding—diluted	16,760,145	16,721,774	16,727,624	16,704,200

FARMER BROS. CO.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,974	$6,241
Short-term investments	—	368
Accounts receivable, net	61,988	46,446
Inventories	75,080	56,251
Income tax receivable	156	318
Prepaid expenses	8,841	7,540
Total current assets	153,039	117,164
Property, plant and equipment, net	183,501	176,066
Goodwill	36,561	10,996
Intangible assets, net	32,207	18,618
Other assets	7,127	6,837
Deferred income taxes	45,779	63,055
Total assets	$458,214	$392,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	59,059	39,784
Accrued payroll expenses	16,369	17,345
Short-term borrowings under revolving credit facility	85,885	27,621
Short-term obligations under capital leases	239	958
Short-term derivative liabilities	2,604	1,857
Other current liabilities	10,878	9,702
Total current liabilities	175,034	97,267
Accrued pension liabilities	49,988	51,281
Accrued postretirement benefits	18,435	19,788
Accrued workers’ compensation liabilities	6,365	7,548
Other long-term liabilities-capital leases	77	237
Other long-term liabilities	2,008	1,480
Total liabilities	$251,907	$177,601
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; 14,700 and zero shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively; liquidation preference of $821 and $0 as of March 31, 2018 and June 30, 2017, respectively	15	—
Common stock, $1.00 par value, 25,000,000 shares authorized; 16,927,988 and 16,846,002 shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively	16,928	16,846
Additional paid-in capital	54,780	41,495
Retained earnings	199,252	221,182
Unearned ESOP shares	(2,145)	(4,289)
Accumulated other comprehensive loss	(62,523)	(60,099)
Total stockholders’ equity	$206,307	$215,135
Total liabilities and stockholders’ equity	$458,214	$392,736

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(23,655)	$23,288
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,727	16,613
Provision for (recovery of) doubtful accounts	369	(44)
Impairment losses on intangible assets	3,820	—
Change in estimated fair value of contingent earnout consideration	(500)	—
Interest on sale-leaseback financing obligation	—	681
Restructuring and other transition expenses, net of payments	(1,084)	2,191
Deferred income taxes	20,138	15,766
Net gain from sale of Torrance facility	—	(37,449)
Net gains from sales of spice assets and other assets	(1,101)	(2,289)
ESOP and share-based compensation expense	2,892	2,996
Net losses on derivative instruments and investments	3,292	793
Change in operating assets and liabilities:
Purchases of trading securities	—	(4,216)
Proceeds from sales of trading securities	375	2,911
Accounts receivable	(8,417)	(3,994)
Inventories	(9,533)	(13,242)
Income tax receivable	162	(46)
Derivative (liabilities) assets, net	(6,091)	3,845
Prepaid expenses and other assets	920	(203)
Accounts payable	7,516	11,293
Accrued payroll expenses and other current liabilities	353	(5,712)
Accrued postretirement benefits	(1,353)	(624)
Other long-term liabilities	(2,476)	(2,028)
Net cash provided by operating activities	$8,354	$10,530
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	$(39,608)	$(25,853)
Purchases of property, plant and equipment	(25,889)	(35,497)
Purchases of assets for construction of new facility	(1,577)	(26,653)
Proceeds from sales of property, plant and equipment	1,565	3,984
Net cash used in investing activities	$(65,509)	$(84,019)
(continued on next page)

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2018	2017
Cash flows from financing activities:
Proceeds from revolving credit facility	$76,513	$67,583
Repayments on revolving credit facility	(18,249)	(23,517)
Proceeds from sale-leaseback financing obligation	—	42,455
Proceeds from new facility lease financing obligation	—	7,662
Repayments of new facility lease financing obligation	—	(35,772)
Payments of capital lease obligations	(878)	(1,107)
Payment of financing costs	(560)	—
Proceeds from stock option exercises	1,062	823
Tax withholding payment - net share settlement of equity awards	—	(6)
Net cash provided by financing activities	$57,888	$58,121
Net increase (decrease) in cash and cash equivalents	$733	$(15,368)
Cash and cash equivalents at beginning of period	6,241	21,095
Cash and cash equivalents at end of period	$6,974	$5,727

Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired under capital leases	$—	$353
Net change in derivative assets and liabilities included in other comprehensive (loss) income, net of tax	$(2,424)	$(1,615)
Non-cash additions to property, plant and equipment	$2,146	$8,515
Non-cash portion of earnout receivable recognized—spice assets sale	$183	$229
Non-cash portion of earnout payable recognized—China Mist acquisition	$—	$500
Non-cash portion of earnout payable recognized—West Coast Coffee acquisition	$—	$600
Non-cash receivable from West Coast Coffee—post-closing final working capital adjustment	$218	$—
Non-cash consideration given—Issuance of Series A Preferred Stock	$11,756	$—
Non-cash multiemployer plan holdback payable recognized—Boyd coffee acquisition	$1,056	$—
Option costs paid with exercised shares	$—	$174
Cumulative preferred dividends, undeclared and unpaid	$257	$—

Non-GAAP Financial Measures

In addition to net (loss) income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:

“Non-GAAP net (loss) income” is defined as net (loss) income available to common stockholders excluding the impact of:

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-cash income tax expense (benefit), including the release of valuation allowance on deferred tax assets;

•	non-recurring 2016 proxy contest-related expenses;

•	non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation;

•	acquisition and integration costs;
and including the impact of:

•	income taxes on non-GAAP adjustments.

“Non-GAAP net (loss) income per diluted common share” is defined as Non-GAAP net (loss) income divided by the weighted-average number of common shares outstanding, inclusive of the dilutive effect of common equivalent shares outstanding during the period.

“EBITDA” is defined as net (loss) income excluding the impact of:

•	income taxes;

•	interest expense; and

•	depreciation and amortization expense.

“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.

“Adjusted EBITDA” is defined as net (loss) income excluding the impact of:

•	income taxes;

•	interest expense;

•	(loss) income from short-term investments;

•	depreciation and amortization expense;

•	ESOP and share-based compensation expense;

•	non-cash impairment losses;

•	non-cash pension withdrawal expense;

•	other similar non-cash expenses;

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-recurring 2016 proxy contest-related expenses; and

•	acquisition and integration costs.

“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.

Restructuring and other transition expenses are expenses that are directly attributable to (i) the corporate relocation plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services; and (ii) beginning in the third quarter of fiscal 2017, the DSD restructuring plan, consisting primarily of severance, prorated bonuses for bonus eligible employees, contractual termination payments and outplacement services, and other related costs, including legal, recruiting, consulting, other professional services, and travel.

In the first quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income and Non-GAAP net (loss) income per diluted common share (i) to exclude non-recurring expenses for legal and other professional services incurred in connection with the 2016 proxy contest that were in excess of the level of expenses normally incurred for an annual meeting of stockholders ("2016 proxy contest-related expenses") and non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation which has been included in the computation of the gain on sale upon conclusion of the leaseback arrangement, and (ii) to include income tax expense (benefit) on the non-GAAP adjustments based on the Company’s applicable marginal tax rate. We also modified Adjusted EBITDA and Adjusted EBITDA Margin to exclude 2016 proxy contest-related expenses. These modifications to our non-GAAP financial measures were made because such expenses are not reflective of our ongoing operating results and adjusting for them will help investors with comparability of our results.

Beginning in the third quarter of fiscal 2017 and for all periods presented, we include EBITDA in our non-GAAP financial measures. We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.

Beginning in the third quarter of fiscal 2017, we modified the calculation of Adjusted EBITDA and Adjusted EBITDA Margin to exclude (loss) income from our short-term investments because we believe excluding (loss) income generated from our investment portfolio is a measure more reflective of our operating results. The historical presentation of Adjusted EBITDA and Adjusted EBITDA Margin was recast to be comparable to the current period presentation.

Beginning in the fourth quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin to exclude acquisition and integration costs. Acquisition and integration costs include legal expenses, consulting expenses and internal costs associated with acquisitions and integration of those acquisitions. Beginning in the fourth quarter of fiscal 2017 acquisition and integration costs were significant and, we believe, excluding them will help investors to better understand our operating results and more accurately compare them across periods. We have not adjusted the historical presentation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin because acquisition and integration costs in prior periods were not material to the Company’s results of operations.

Beginning in the third quarter of fiscal 2018, we modified the calculation of Non-GAAP net (loss) income and Non-GAAP net (loss) income per diluted common share to begin with net (loss) income available to common stockholders to reflect undeclared and unpaid cumulative preferred dividends on the preferred stock issued in the second quarter of fiscal 2018 in connection with the Boyd acquisition.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net (loss) income available to common stockholders to Non-GAAP net (loss) income and reported net (loss) income per common share available to common stockholders—diluted to Non-GAAP net (loss) income per diluted common share (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(in $ thousands, except per share data)	2018	2017	2018	2017
Net (loss) income available to common stockholders, as reported	$(4,036)	$1,594	$(23,912)	$23,288
Restructuring and other transition expenses	52	2,547	311	9,542
Net gain from sale of Torrance facility	—	—	—	(37,449)
Net gains from sale of spice assets	(110)	(272)	(655)	(764)
Net gains from sales of other assets	(590)	(86)	(446)	(1,525)
Non-recurring 2016 proxy contest-related expenses	—	196	—	5,186
Interest expense on sale-leaseback financing obligation	—	—	—	681
Acquisition and integration costs	1,639	—	5,021	—
Income tax (benefit) expense on non-GAAP adjustments	(317)	(930)	(1,354)	9,488
Non-GAAP net (loss) income	$(3,362)	$3,049	$(21,035)	$8,447

Net (loss) income per common share available to common stockholders—diluted, as reported	$(0.24)	$0.10	$(1.43)	$1.39
Impact of restructuring and other transition expenses	$—	$0.15	$0.02	$0.57
Impact of net gain from sale of Torrance facility	$—	$—	$—	$(2.24)
Impact of net gains from sale of spice assets	$—	$(0.02)	$(0.04)	$(0.05)
Impact of net gains from sales of other assets	$(0.04)	$(0.01)	$(0.03)	$(0.09)
Impact of non-recurring 2016 proxy contest-related expenses	$—	$0.01	$—	$0.31
Impact of interest expense on sale-leaseback financing obligation	$—	$—	$—	$0.04
Impact of acquisition and integration costs	$0.10	$—	$0.30	$—
Impact of income tax (benefit) expense on non-GAAP adjustments	$(0.02)	$(0.06)	$(0.08)	$0.57
Non-GAAP net (loss) income per diluted common share	$(0.20)	$0.17	$(1.26)	$0.50

Set forth below is a reconciliation of reported net (loss) income to EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended December 31,
(In thousands)	2018	2017	2018	2017
Net (loss) income, as reported	$(3,908)	$1,594	$(23,655)	$23,288
Income tax (benefit) expense	297	1,411	20,497	15,910
Interest expense	902	517	2,286	1,430
Depreciation and amortization expense	7,397	6,527	22,727	16,613
EBITDA	$4,688	$10,049	$21,855	$57,241
EBITDA Margin	3.0%	7.3%	4.8%	14.0%

Set forth below is a reconciliation of reported net (loss) income to Adjusted EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net (loss) income, as reported	$(3,908)	$1,594	$(23,655)	$23,288
Income tax expense	297	1,411	20,497	15,910
Interest expense	902	517	2,286	1,430
Income from short-term investments	—	(1,156)	(19)	(882)
Depreciation and amortization expense	7,397	6,527	22,727	16,613
ESOP and share-based compensation expense	1,048	902	2,892	2,996
Restructuring and other transition expenses	52	2,547	311	9,542
Net gain from sale of Torrance facility	—	—	—	(37,449)
Net gains from sale of spice assets	(110)	(272)	(655)	(764)
Net gains from sales of other assets	(590)	(86)	(446)	(1,525)
Impairment losses on intangible assets	3,820	—	3,820	—
Non-recurring 2016 proxy contest-related expenses	—	196	—	5,186
Acquisition and integration costs	1,639	—	5,021	—
Adjusted EBITDA	$10,547	$12,180	$32,779	$34,345
Adjusted EBITDA Margin	6.7%	8.8%	7.2%	8.4%